EX-99.906CERT

CERTIFICATION

I, Jorge H. Coloma, President and Trustee and Bob Anastasi, Treasurer, of TCG Financial Series Trust V (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Trustee

Treasurer

TCG Financial Series Trust V

TCG Financial Series Trust V

By /s/ Jorge H. Coloma

By /s/ Bob Anastasi

Jorge H. Coloma

Bob Anastasi

Date: September 7, 2016

Date: September 7, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to TCG Financial Series Trust V and will be retained by TCG Financial Series Trust V and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.